UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                          MAY 28, 2010 (MAY ___, 2010)
                Date of Report (Date of earliest event reported)


                                REGAL GROUP INC.
             (Exact name of registrant as specified in its charter)


            NEVADA                 333-134536             PENDING
 (State or other jurisdiction (Commission File No.)    (IRS Employer
      of incorporation)                             Identification No.)


                              3723 E. MAFFEO ROAD
                            PHOENIX, ARIZONA  89050
              (Address of principal executive offices) (Zip Code)

                                  516-659-6677
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))









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ITEM 8.01  OTHER EVENTS.

  On May 27, 2010, the board of directors (the "Board") of Regal Group, Inc., a Nevada Corporation (the "Company") executed a resolution extending the term of certain unexercised warrants previously issued by the Company pursuant to a private placement offering conducted by it commencing November, 2007 (the "Offering"). Such Offering was for the sale by the Company of up to 1,000,000 units, each consisting of one pre-split share of the Company's common stock, $0.001 par value per share ("Common Stock"), and one two-year warrant (the "Warrant") to purchase a pre-split share of the Company's Common Stock at an exercise price of $1.00 per share. However, beginning May 28, 2010, Warrants to purchase an aggregate of 4,333,335 post-split shares of the Company's Common Stock are to expire (the "Expiring Warrants").

In executing the resolution, the Board had determined that the exercise of the Expiring Warrants by the holders thereof constitutes an important component of the Company's future financing plan for its ongoing operations. As such, the Board has resolved to extend the term of the Expiring Warrants for a period of two years in order to facilitate the holders thereof to exercise such Expiring Warrants should the market price of the Company's Common Stock exceed the exercise price of the Expiring Warrants.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

None.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


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Dated: May 28, 2010             REGAL GROUP INC.

                        By:     /s/ Eric Wildstein
                                Name:  Eric Wildstein
                                Title:  President, Chief Executive Officer and Director
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